Altra Reports Fourth-Quarter 2014 Results
Returned Over $32 Million to Shareholders During 2014

BRAINTREE, Mass., February 18, 2015 -- Altra Industrial Motion Corp. (Nasdaq:AIMC), a global manufacturer and marketer of electromechanical power transmission and motion control products, today announced unaudited financial results for the fourth quarter and year ended December 31, 2014.
Financial Highlights

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Fourth-quarter 2014 net sales were $192.0 million, compared with $180.5 million in the fourth quarter of 2013, an increase of 6.3%. Excluding the impact of the Svendborg and Guardian acquisitions, fourth-quarter sales were $164.8 million, a decrease of 6.5% from the same quarter of 2013.

•
Fourth-quarter net income was $9.1 million, or $0.34 per diluted share, compared with $7.2 million, or $0.27 per diluted share, in the fourth quarter of 2013. Non-GAAP net income in Q4 2014 increased to $11.2 million, or $0.42 per diluted share, from $10.1 million, or $0.38 per diluted share, a year ago.*

•
The Company purchased $4.8 million in Altra stock, or approximately 162,500 shares, during the fourth quarter under its $50 million repurchase program. Since the program's inception during 2014, the Company has purchased approximately $17.6 million, or 545,000 shares under the program.

•	Reconciliation of Non-GAAP Net Income*:

	Quarter Ended	Year to date ended	Quarter Ended	Year to date ended
	December 31, 2014		December 31, 2013
Net income attributable to Altra Industrial Motion Corp.	9,059	40,167	7,205	40,275

Restructuring costs	124	1,767	456	1,111
Amortization of inventory fair value adjustment	112	2,376	—	—
European workers compensation claim	—	355	640	640
Acquisition related expenses	2,305	3,204	2,164	2,529
Non-cash impact of partial pension settlement	475	475
Tax impact of above adjustments, excluding capitalized acquisition costs	(902)	(2,450)	(343)	(662)
Tax impact of foreign reorganization	—	3,758	—	—
Non-GAAP net income*	$11,173	$49,652	$10,122	$43,893
Non-GAAP diluted earnings per share*	$0.42	$1.83	$0.38	$1.64

Management Comments
"Our fourth-quarter performance exceeded our expectations, as we saw strong performance in certain end markets particularly the renewable energy market," said Carl Christenson, Altra's Chairman and CEO. “This performance came despite a challenging global economic environment and sluggishness in several of our other end markets. Our consistent execution on our profit improvement initiatives has driven robust cash generation, which enabled Altra to return more than $32 million to shareholders through quarterly dividends and our stock repurchase program during 2014.”

Business Outlook
“In 2015, we face sizable headwinds from foreign currency translation, weakness in Europe and Russia, and challenging dynamics in our oil & gas, agriculture and mining end markets,” said Christenson. While we are facing a difficult year in 2015, we will focus on initiatives that drive cost management throughout our organization. These initiatives will include among other things discretionary expense reduction, supplier cost negotiations and other actions to bring SG&A expense in line with the expected decline in revenues. We expect the results of our efforts to gradually contribute to our performance as we proceed throughout 2015.”
Altra is currently forecasting sales in the range of $765 to $800 million and non-GAAP diluted EPS in the range of $1.65 to $1.85 for 2015. This guidance assumes a substantial reduction in oil & gas market revenues from 2014 and significant negative impact from foreign exchange rates of approximately $40 million in revenues, based on the current spot rates versus the average rates we experienced in 2014. We also expect continued softening in the Company’s agriculture end market and continued weakness in the European and Russian economies. The Company expects its tax rate for the full year to be approximately 30% to 32% before discrete items. Altra also expects capital expenditures in the range of $24 to $26 million and depreciation and amortization in the range of $30 to $32 million.*

The company will conduct an investor conference call to discuss its unaudited fourth quarter financial results today, February 18, 2015, at 5:00 p.m. ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access and asking to participate in the ALTRA conference call. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under "Events and Presentations" in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on February 18 through midnight on March 4, 2015. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (conference ID # 13601322). A webcast replay also will be available at www.altramotion.com.

Altra Industrial Motion Corp.
Consolidated Statements of Income Data	Quarter Ended				Year to Date Ended
In Thousands of Dollars, except per share amount	December 31, 2014		December 31, 2013		December 31, 2014		December 31 2013
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)

Net sales	$191,961		$180,530		$819,817		$722,218
Cost of sales	133,691		128,725		570,948		506,837
Gross profit	$58,270		$51,805		$248,869		$215,381
Gross profit as a percent of net sales	30.4%		28.7%		30.4%		29.8%
Selling, general & administrative expenses	38,643		33,413		156,471		130,155
Research and development expenses	3,803		3,386		15,522		12,536
Restructuring Charges	124		456		1,767		1,111
Income from operations	$15,700		$14,550		$75,109		$71,579
Income from operations as a percent of net sales	8.2%		8.1%		9.2%		9.9%
Interest expense, net	3,003		2,756		11,994		10,586
Other non-operating expense (income), net	(449)		874		(3)		1,657
Income before income taxes	$13,146		$10,920		$63,118		$59,336
Provision for income taxes	4,093		3,728		22,936		19,151
Income tax rate	31.1%		34.1%		36.3%		32.3%
Net income	9,053		7,192		40,182		40,185
Net loss (income) attributable to non-controlling interest	6		13		(15)		90
Net income attributable to Altra Industrial Motion Corp.	9,059		7,205		40,167		40,275

Weighted Average common shares outstanding
Basic	26,434		26,818		26,713		26,766
Diluted	26,764		26,837		27,403		26,841

Net income per share
Basic	$0.34		$0.27		$1.50		$1.50
Diluted	$0.34		$0.27		$1.47		$1.50

Reconciliation of Non-GAAP Income From Operations:

Income from operations	$15,700		$14,550		$75,109		$71,579

Restructuring costs	124		456		1,767		1,111
Amortization of inventory fair value adjustment	112		—		2,376		—
European workers compensation claim	—		640		355		640
Non-cash impact of partial pension settlement	475		—		475		—
Acquisition related expenses	2,305		2,164		3,204		2,529
Non-GAAP income from operations *	$18,716		$17,810		$83,286		$75,859

Reconciliation of Non-GAAP Net Income:

Net income attributable to Altra Industrial Motion Corp.	9,059		7,205		40,167		40,275

Restructuring costs	124		456		1,767		1,111
Amortization of inventory fair value adjustment	112		—		2,376		—
European workers compensation claim	—		640		355		640
Acquisition related expenses	2,305		2,164		3,204		2,529
Non-cash impact of partial pension settlement	475		—		475		—
Tax impact of above adjustments, excluding capitalized acquisition costs	(902)		(343)		(2,450)		(662)
Tax impact of foreign reorganization	—		—		3,758		—
Non-GAAP net income *	$11,173		$10,122		$49,652		$43,893

Non-GAAP diluted earnings per share *	$0.42	(1)	$0.38	(2)	$1.83	(3)	$1.64	(4)

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.9% by the above items
(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 31.3% by the above items
(3) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 30.0% by the above items
(4) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 37.8% by the above items

Consolidated Balance Sheets
In Thousands of Dollars	December 31, 2014	December 31, 2013
	(unaudited)
Assets:
Current Assets
Cash and cash equivalents	$47,503	$63,604
Trade receivables, net	106,458	109,084
Inventories	132,736	143,665
Deferred income taxes	9,240	9,754
Income tax receivable	6,247	5,032
Prepaid expenses and other current assets	8,617	18,066
Total current assets	310,801	349,205
Property, plant and equipment, net	156,366	157,535
Intangible assets, net	110,730	118,768
Goodwill	102,087	104,339
Deferred income taxes	987	934
Other non-current assets, net	3,592	4,895
Total assets	$684,563	$735,676

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$44,298	$51,180
Accrued payroll	23,254	23,983
Accruals and other current liabilities	33,591	34,979
Deferred income taxes	120	44
Income tax payable	3,189	12,963
Current portion of long-term debt	15,176	16,924
Total current liabilities	119,628	140,073
Long-term debt, less current portion and net of unaccreted discount	240,576	261,348
Deferred income taxes	53,226	53,813
Pension liabilities	9,993	8,025
Long-term taxes payable	629	1,038
Other long-term liabilities	869	1,055
Redeemable non-controlling interest	883	991
Total stockholders' equity	258,759	269,333
Total liabilities, non-controlling interest and stockholders' equity	$684,563	$735,676

Reconciliation to operating working capital:
Trade receivables, net	106,458	109,084
Inventories	132,736	143,665
Accounts payable	(44,298)	(51,180)
Operating working capital *	$194,896	$201,569

	Year to Date Ended
	December 31, 2014	December 31, 2013
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$40,182	$40,185
Adjustments to reconcile net income to net cash flows:
Depreciation	23,118	21,419
Amortization of intangible assets	9,019	6,505
Amortization of deferred financing costs	927	873
(Gain)/Loss on foreign currency, net	(157)	742
Amortization of inventory fair value adjustment	2,376	—
Accretion of debt discount, net	3,407	3,143
(Gain) / Loss on disposal of fixed assets	(92)	147
Provision for deferred taxes	2,712	3,464
Stock based compensation	3,101	3,173
Changes in assets and liabilities:
Trade receivables	(1,050)	5,791
Inventories	5,402	6,412
Accounts payable and accrued liabilities	(6,055)	(708)
Other current assets and liabilities	860	2,156
Other operating assets and liabilities	749	(3,677)
Net cash flows from operating activities	84,499	89,625
Cash flows from investing activities
Purchase of property, plant and equipment	(28,050)	(27,823)
Proceeds from sale of Mt. Pleasant Facility	—	578
Proceeds from sale of land	848	—
Acquisition of Svendborg, net of $7.5 million cash received	—	(94,613)
Cash paid to escrow agent for Svendborg Transfer Pricing Claim liability	—	(8,147)
Acquisition of Guardian, net of $2.0 million cash acquired	(15,092)	—
Net cash flows from investing activities	(42,294)	(130,005)
Cash flows from financing activities
Payment of debt issuance costs	—	(670)
Payments on Term Loan Facility	(23,247)	—
Payments on Revolving Credit Facility	(9,190)	—
Dividend payments	(15,033)	(7,548)
Proceeds from Equipment and Working Capital Notes	2,870	2,999
Payments of Equipment and Working Capital Notes	(1,594)	—
Borrowing under Revolving Credit Facility	8,000	21,198
Proceeds from Bauer Mortgage	3,647	—
Borrowing under additional term loan	—	68,871
Payments on Former Term Loan	—	(5,625)
Payments on Former Revolving Credit Facility	—	(59,304)
Shares surrendered for tax withholdings	(1,158)	(1,174)
Payments on mortgages and other debt	(642)	(756)
Common stock repurchase under share repurchase program	(17,618)	—
Net cash flows from financing activities	(53,965)	17,991
Effect of exchange rate changes on cash and cash equivalents	(4,341)	839
Net change in cash and cash equivalents	(16,101)	(21,550)
Cash and cash equivalents at beginning of year	63,604	85,154
Cash and cash equivalents at end of period	$47,503	$63,604

Reconciliation to free cash flow:
Net cash flows from operating activities	84,499	89,625
Purchase of property, plant and equipment	(28,050)	(27,823)

Free cash flow *	$56,449	$61,802

Altra Industrial Motion Corp.
Selected Segment Data	Quarter Ended		Year to Date Ended
In Thousands of Dollars, except per share amount	December 31, 2014	December 31, 2013	December 31, 2014	December 31 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net Sales
Clutches & Brakes	$101,394	$87,557	$426,293	$336,616
Couplings	33,260	29,363	134,464	125,169
Gearing and Power Transmission Components	58,335	64,693	264,514	265,154
Eliminations	(1,028)	(1,083)	(5,454)	(4,721)
Total	$191,961	$180,530	$819,817	$722,218

Income from operations
Clutches & Brakes	$14,335	$12,440	$53,386	$48,150
Couplings	3,515	3,146	16,091	15,021
Gearing and Power Transmission Components	4,176	6,151	24,533	23,881
Restructuring	(124)	(456)	(1,767)	(1,111)
Corporate	(6,202)	(6,731)	(17,134)	(14,362)
Total	$15,700	$14,550	$75,109	$71,579

About Altra Industrial Motion Corp.
Altra Industrial Motion Corp., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission products. The Company brings together strong brands covering over 40 product lines with production facilities in 11 countries. Altra's leading brands include Ameridrives Couplings, Bauer Gear Motor, Bibby Turboflex, Boston Gear, Delroyd Worm Gear, Formsprag Clutch, Guardian Couplings, Huco, Industrial Clutch, Inertia Dynamics, Kilian Manufacturing, Lamiflex Couplings, Marland Clutch, Matrix, Nuttall Gear, Stieber Clutch, Svendborg Brakes, TB Wood's, Twiflex, Warner Electric, Warner Linear, and Wichita Clutch.
The Altra Industrial Motion Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4038.
* Discussion of Non-GAAP Financial Measures

As used in this release and the accompanying slides posted on the Company's website, non-GAAP diluted earnings per share, non-GAAP income from operations and non-GAAP net income are each calculated using either net income or income from operations that excludes acquisition related costs, restructuring costs, and other income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities. Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.
Altra believes that the presentation of non-GAAP net income, non-GAAP income from operations, non-GAAP diluted earnings per share, non-GAAP free cash flow and non-GAAP operating working capital provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations.

Forward-Looking Statements
All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed", "should be," and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those relating to the Company's progress on corporate initiatives, strategic pricing, the Company's views and assessment of economic conditions, foreign currency trends, end market conditions and industrial demand, the Company’s progress on executing its acquisition and organic growth strategies, the Company’s progress on implementing profit improvement initiatives, the impact of potential cost management and restructuring activities on SG&A expense and earnings, the Company's unaudited 2014 financial information, and the Company's guidance for full year 2015.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) changes in pension and retirement liabilities, (14) risks associated with compliance with environmental laws, (15) the ability to successfully execute, manage and integrate key acquisitions and mergers, (16) failure to obtain or protect intellectual property rights, (17) risks associated with impairment of goodwill or intangibles assets, (18) failure of operating equipment or information technology infrastructure, (19) risks associated with our debt leverage and operating covenants under our debt instruments, (20) risks associated with restrictions contained in our Convertible Notes and Credit Facility, (21) risks associated with compliance with tax laws, (22) risks associated with the global recession and volatility and disruption in the global financial markets, (23) risks associated with implementation of our new ERP system, (24) risks associated with the Bauer, Lamiflex, Svendborg and Guardian acquisitions and integration and other acquisitions, (25) risks associated with the Company's investment in a new manufacturing facility in China, (26) risks associated with certain minimum purchase agreements we have with suppliers, (27) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (28) risks associated with interest rate swap contracts, (29) risks associated with the potential dilution of our common stock as a result of our convertible notes, (30) risks associated with our exposure to renewable energy markets, (31) risks related to regulations regarding conflict minerals, and (32) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E
CONTACT:

Altra Industrial Motion Corp.
Christian Storch, Chief Financial Officer
781-917-0541
Christian.storch@altramotion.com